Exhibit 99.1

 Watson Wyatt Worldwide Caps Fiscal 2007 with Strong Growth in Revenue And EPS

                   Strong Performance Expected in Fiscal 2008

     ARLINGTON, Va.--(BUSINESS WIRE)--Aug. 16, 2007--Watson Wyatt Worldwide, Inc. (NYSE:WW), a leading international human capital and financial management consulting firm, today announced financial results for the fourth quarter and fiscal year 2007, which ended June 30, 2007.

     Revenues were $388.5 million for the quarter, an increase of 12% (8% constant currency) from the fourth quarter of fiscal 2006 revenues of $347.1 million. Income from continuing operations for the fourth quarter of fiscal 2007 was $31.6 million, or $0.71 per diluted share, an increase from $25.7 million or $0.58 per diluted share in the prior-year fourth quarter. When compared to prior-year fourth quarter, exchange rates had a positive impact of $0.02 per diluted share on net income.

     For the fiscal year, revenues were $1.49 billion, an increase of 17% from $1.27 billion in fiscal 2006. Income from continuing operations for the year was $116.3 million, or $2.60 per diluted share, an increase of over 30% from prior-year income from continuing operations of $86.1 million, or $1.99 per diluted share. The prior-year results only include eleven months of Watson Wyatt LLP, our U.K. headquartered partner that was acquired in August 2005. On a pro forma basis, including twelve months of Watson Wyatt LLP, our revenues increased 14% (10% constant currency) and our diluted earnings per share increased 28%.

     "We culminated fiscal 2007 with the same impressive performance we showed all year," said John Haley, president and chief executive officer. "All of our segments continue to grow well, and we are seeing the positive results of our geographic expansion strategies. For fiscal 2008, we are optimistic about our growth and performance opportunities."

     Operating Highlights

     -- Benefits Group revenues (representing 56% of fourth-quarter revenues) were $218 million for the fourth quarter of fiscal 2007, an increase of 12% (10% constant currency) from $194 million in the prior-year fourth quarter. The increase was largely due to our acquisition in the Netherlands as well as increased demand for valuation and design work in North America.

     -- Technology and Administration Solutions Group revenues (representing 10% of fourth-quarter revenues) were $39 million for the fourth quarter of fiscal 2007, an increase of 16% (12% constant currency) from $34 million in the prior-year fourth quarter. The increase resulted from an increase in the number of projects in service in North America. At June 30, 2007, 84 projects were in service, compared to 51 at June 30, 2006. We have an additional 67 projects in the implementation phase, compared to 58 at June 30, 2006.

     -- Human Capital Group revenues (representing 11% of fourth-quarter revenues) were $44 million for the fourth quarter of fiscal 2007, an increase of 8% (6% constant currency) from $40 million in the prior-year fourth quarter. Demand was strong, particularly in the U.S., across all of our compensation service lines, including executive compensation, sales effectiveness and strategic rewards, as well as in data services.

     -- Insurance & Financial Services Group revenues (representing 8% of fourth-quarter revenues) were $30 million for the fourth quarter of fiscal 2007, an increase of 15% (7% constant currency) from $26 million in the prior-year fourth quarter. The revenue increase was largely driven by an increase in life insurance consulting projects.

     -- Investment Consulting Group revenues (representing 9% of fourth-quarter revenues) were $35 million for the fourth quarter of fiscal 2007, an increase of 38% (32% constant currency) from $25 million in the prior-year fourth quarter. The revenue increase was due to strong demand for all of our services, particularly advice on investment strategy and investment manager selection.

     Outlook for Fiscal Year 2008

     For fiscal year 2008, the company expects revenues to be in the range of $1.68 billion to $1.72 billion and earnings per diluted share for the year are expected to be in the range of $2.90 to $2.95. This guidance assumes an average exchange rate of 2.00 U.S. dollars to the British pound for fiscal year 2008.

     For the first quarter of fiscal 2008, the company expects revenues to be in the range of $394 million to $404 million and earnings per diluted share for the quarter are expected to be in the range of $0.61 to $0.63. This guidance assumes an average exchange rate of 2.00 U.S. dollars to the British pound for the first quarter of fiscal 2008.

     Conference Call

     The company will host a live webcast and conference call to discuss the financial results for the fourth quarter of fiscal 2007. It will be held on Thursday, August 16, 2007, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet by going to www.watsonwyatt.com. The replay of the webcast will be available two hours after the live call for a period of three months. The replay also will be available for one week after the call by dialing 617-801-6888 and using confirmation number 16631627.

     Forward-Looking Statements

     Statements in this press release regarding projections and expectations of future earnings, revenues, operations, business trends and other such items are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to management. Because such statements are based on expectations and are not statements of fact, actual events and results may differ materially from those projected. A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements. Such factors include but are not limited to the company's ability to integrate the operations of acquired businesses into our own business, processes and systems, and achieve the anticipated results; our continued ability to recruit and retain qualified associates; the success of our marketing, client development and sales programs after the business combination; our ability to maintain client relationships and to attract new clients; declines in demand for our services; outcomes of pending or future litigation and the availability and capacity of professional liability insurance to fund pending or future judgments or settlements; the ability of the company to obtain professional liability insurance; a significant decrease in the demand for the consulting, actuarial and other services we offer as a result of changing economic conditions or other factors; actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and internet/intranet development firms; our continued ability to achieve cost reductions; foreign currency exchange and interest rate fluctuations; exposure to liabilities of acquired businesses that have not been expressly assumed; general economic and business conditions that adversely affect us or our clients after the business combination; the level of capital resources required for future acquisitions and business opportunities; regulatory developments abroad and domestically that impact our business practices; legislative and technological developments that may affect the demand for or costs of our services; and other factors discussed under "Risk Factors" in the company's Annual Report on Form 10-K for the year ended June 30, 2006 and filed on September 1, 2006, with the Securities and Exchange Commission. These statements are based on assumptions that may not come true. All forward-looking disclosure is speculative by its nature. The company undertakes no obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.

     Pro Forma Information

     Effective July 31, 2005, the company acquired the U.K.-headquartered consulting operations of Watson Wyatt LLP, its long-time strategic alliance partner. The company has provided pro forma revenue and earnings per share growth rates. The pro forma amounts assume that the company's acquisition of Watson Wyatt LLP had occurred on July 1, 2005. Therefore, twelve months of operations of Watson Wyatt LLP in fiscal 2006 are included in the calculation of pro forma growth rates. The company's management uses the pro forma information internally to focus on period-to-period changes in the company's business and believes this information is helpful to shareholders.

     About Watson Wyatt Worldwide

     Watson Wyatt (NYSE:WW) is the trusted business partner to the world's leading organizations on people and financial issues. The firm's global services include: managing the cost and effectiveness of employee benefit programs; developing attraction, retention and reward strategies; advising pension plan sponsors and other institutions on optimal investment strategies; providing strategic and financial advice to insurance and financial services companies; and delivering related technology, outsourcing and data services. Watson Wyatt has 6,700 associates in 31 countries and is located on the Web at www.watsonwyatt.com.


                     WATSON WYATT WORLDWIDE, INC.
                Consolidated Statements of Operations
          (Thousands of U.S. Dollars, Except Per Share Data)

                         Three Months Ended          Year Ended
                              June 30,                June 30,
                       ----------------------- -----------------------
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------
                             (Unaudited)       (Unaudited)

Revenue                $  388,496  $  347,089  $1,486,523  $1,271,811
                       ----------- ----------- ----------- -----------

Costs of providing
 services:
   Salaries and
    employee benefits     207,124     184,710     805,571     699,049
   Professional and
    subcontracted
    services               27,284      27,675      99,943      84,165
   Occupancy,
    communications and
    other                  48,824      45,911     184,832     164,140
   General and
    administrative
    expenses               41,632      39,227     159,637     147,122
   Depreciation and
    amortization           15,438      12,599      57,235      44,918
                       ----------- ----------- ----------- -----------
                          340,302     310,122   1,307,218   1,139,394
                       ----------- ----------- ----------- -----------

Income from operations     48,194      36,967     179,305     132,417


   (Loss)/income from
    affiliates               (143)       (597)     (5,500)      1,135
   Interest expense          (245)       (390)     (1,581)     (4,093)
   Interest income            965       1,981       4,066       4,325
   Other non-operating
    income/(loss)              37          25         178      (2,081)
                       ----------- ----------- ----------- -----------


Income from continuing
 operations before
 income taxes              48,808      37,986     176,468     131,703
Provision for income
 taxes                     17,175      12,271      60,193      45,585
                       ----------- ----------- ----------- -----------


Income from continuing
 operations                31,633      25,715     116,275      86,118

Discontinued
 operations:

Adjustment to reduce
 estimated loss on
 disposal of
 discontinued
 operations, less
 applicable income tax
 expense for the three
 and twelve months
 ended June 30, 2006            -          (7)          -       1,028

Sublease income from
 discontinued
 operations, less
 applicable income tax
 expense for the three
 and twelve months
 ended June 30, 2006            -          18           -          45
                       ----------- ----------- ----------- -----------

Net income             $   31,633  $   25,726  $  116,275  $   87,191
                       =========== =========== =========== ===========



Basic earnings per
 share:
   Income from
    continuing
    operations         $     0.71  $     0.61  $     2.74  $     2.08
   Income from
    discontinued
    operations                  -           -           -        0.03
                       ----------- ----------- ----------- -----------
   Net income          $     0.71  $     0.61  $     2.74  $     2.11
                       =========== =========== =========== ===========

Diluted earnings per
 share:
   Income from
    continuing
    operations         $     0.71  $     0.58  $     2.60  $     1.99
   Income from
    discontinued
    operations                  -           -           -        0.02
                       ----------- ----------- ----------- -----------
   Net income          $     0.71  $     0.58  $     2.60  $     2.01
                       =========== =========== =========== ===========

Weighted average
 shares of common
 stock, basic (000)        44,313      42,351      42,413      41,393
                       =========== =========== =========== ===========
Weighted average
 shares of common
 stock, diluted (000)      44,581      44,350      44,684      43,297
                       =========== =========== =========== ===========


                     WATSON WYATT WORLDWIDE, INC.
                      Supplemental Segment Data
                     (Thousands of U.S. Dollars)


                         Three Months Ended          Year Ended
                              June 30,                June 30,
                       ----------------------- -----------------------
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------
                             (Unaudited)             (Unaudited)

Revenue (net of
 reimbursable
 expenses)
----------------------
Benefits Group         $  218,034  $  194,121  $  820,806  $  725,630
Technology and
 Administration
 Solutions Group           39,482      34,168     157,516     132,805
Human Capital Group        43,576      40,201     169,845     146,111
Insurance & Financial
 Services Group            30,020      26,069     113,676      91,987
Investment Consulting
 Group                     34,501      25,072     128,720      86,462
                       ----------- ----------- ----------- -----------
Total segment revenue     365,613     319,631   1,390,563   1,182,995
Other, including
 reimbursable expenses     22,883      27,458      95,960      88,816
                       ----------- ----------- ----------- -----------
Consolidated revenue   $  388,496  $  347,089  $1,486,523  $1,271,811
                       =========== =========== =========== ===========

Net operating income
----------------------
Benefits Group         $   62,480  $   50,653  $  222,021  $  186,463
Technology and
 Administration
 Solutions Group            9,349       6,602      36,663      31,539
Human Capital Group         4,747       3,544      24,052      12,796
Insurance & Financial
 Services Group             4,255       4,352      18,985      18,161
Investment Consulting
 Group                     10,905       4,165      39,269      12,622
                       ----------- ----------- ----------- -----------
Total segment net
 operating income          91,736      69,316     340,990     261,581
Discretionary
 compensation             (33,449)    (28,366)   (139,433)   (108,671)
Other income
 (expense), net            (9,479)     (2,964)    (25,089)    (21,207)
                       ----------- ----------- ----------- -----------
Income before income
 taxes                 $   48,808  $   37,986  $  176,468  $  131,703
                       =========== =========== =========== ===========



                              June 30,
                       -----------------------
                          2007        2006
                       ----------- -----------
                             (Unaudited)
Associates (fiscal
 year end full-time
 equivalents)
----------------------
Benefits Group              2,900       2,665
Technology and
 Administration
 Solutions Group              735         735
Human Capital Group           885         800
Insurance & Financial
 Services Group               390         335
Investment Consulting
 Group                        325         335
Other (including
 Communication)               785         775
Corporate                     580         590
                       ----------- -----------
Total                       6,600       6,235
                       =========== ===========


                     WATSON WYATT WORLDWIDE, INC.
                     Consolidated Balance Sheets
                     (Thousands of U.S. Dollars)


                                                June 30,    June 30,
                                               ----------- -----------
                                                  2007        2006
                                               ----------- -----------
                                               (Unaudited)
Assets
----------------------------------------------
   Cash and cash equivalents                   $  248,186  $  165,345
   Receivables from clients:
   Billed, net of allowances of $6,216 and
    $3,678                                        227,130     180,533
   Unbilled, at estimated net realizable value    109,697     123,044
                                               ----------- -----------
                                                  336,827     303,577

   Deferred income taxes                           17,016         567
   Other current assets                            34,733      24,158
                                               ----------- -----------
   Total current assets                           636,762     493,647

   Investment in affiliates                         3,058       8,564
   Fixed assets, net                              172,147     147,738
   Deferred income taxes                           66,751      70,417
   Goodwill                                       382,460     324,041
   Intangible assets                              212,191     187,075
   Other assets                                    56,340       8,877
                                               ----------- -----------

   Total Assets                                $1,529,709  $1,240,359
                                               =========== ===========

Liabilities
----------------------------------------------

   Accounts payable and accrued liabilities    $  307,546  $  288,396
   Deferred income taxes                            2,972         168
   Income taxes payable                             4,090       7,771
                                               ----------- -----------
   Total current liabilities                      314,608     296,335

   Note payable                                   105,000      30,000
   Accrued retirement benefits                    198,677     162,505
   Deferred rent and accrued lease losses          32,686      28,982
   Deferred income taxes                            2,663         480
   Other noncurrent liabilities                    88,556      73,296
                                               ----------- -----------

   Total Liabilities                              742,190     591,598

   Commitments and contingencies

Stockholders' Equity
----------------------------------------------
   Preferred Stock - No par value: 1,000,000
    shares authorized; none issued and
    outstanding                                         -           -
   Class A Common Stock - $.01 par value:
    99,000,000 shares authorized; 42,763,451
    and 42,463,451 issued and 42,299,792 and
    42,385,513 outstanding                            428         425
   Additional paid-in capital                     395,521     386,392
   Treasury stock, at cost - 463,659 and
    77,938 shares                                 (22,251)     (2,134)
   Retained earnings                              336,101     242,599
   Accumulated other comprehensive income          77,720      21,479
                                               ----------- -----------
   Total Stockholders' Equity                     787,519     648,761
                                               ----------- -----------

   Total Liabilities and Stockholders' Equity  $1,529,709  $1,240,359
                                               =========== ===========


                     WATSON WYATT WORLDWIDE, INC.
                Consolidated Statements of Cash Flows
                     (Thousands of U.S. Dollars)


                                                Year Ended June 30,
                                              ------------------------
                                                  2007        2006
                                              ------------ -----------
                                              (Unaudited)
Cash flows from operating activities:
Net income                                    $   116,275  $   87,191
Adjustments to reconcile net income to net
 cash from operating activities:
   Loss on foreign currency forward contract            -       3,602
   Income from discontinued operations, net
    of income tax expense                               -      (1,028)
   Provision for doubtful receivables from
    clients                                         8,551       5,687
   Depreciation                                    47,090      36,763
   Amortization of intangible assets               10,145       8,155
   Provision for (benefit from) deferred
    income taxes                                   (4,104)     33,692
   Loss/(Income) from affiliates                    5,500      (1,136)
   Distributions from affiliates                        -       1,614
   Other, net                                         977         449
   Changes in operating assets and
    liabilities, net of business combination
      Receivables from clients                    (43,464)    (27,917)
      Other current assets                         (7,211)      7,181
      Other assets                                  1,324      (2,000)
      Accounts payable and accrued
       liabilities                                 24,046       5,238
      Income taxes payable                            564         760
      Accrued retirement benefits                  (2,831)      4,148
      Deferred rent and accrued lease losses           54       1,561
      Other noncurrent liabilities                  9,737       5,163
                                              ------------ -----------
   Net cash from operating activities             166,653     169,123
                                              ------------ -----------

Cash flows used in investing activities:
   Acquisitions and contingent consideration
    payments                                      (48,099)   (137,784)
   Purchases of fixed assets                      (44,589)    (38,060)
   Capitalized software costs                     (22,295)    (27,743)
   Proceeds from divestitures                         178       1,296
                                              ------------ -----------
      Net cash used in investing activities      (114,805)   (202,291)
                                              ------------ -----------

Cash flows from financing activities:
   Borrowings                                     149,600     102,000
   Repayments                                     (74,600)    (72,000)
   Foreign currency forward contract                    -      (8,405)
   Dividends paid                                 (12,717)    (12,667)
   Repurchases of common stock                    (48,303)     (4,272)
   Tax benefit on exercise of stock options
    and employee stock purchase plan                3,349       2,034
   Issuances of common stock - exercise of
    options                                         3,714       3,911
   Issuances of common stock - employee stock
    purchase plan                                   6,182       6,255
                                              ------------ -----------
      Net cash from financing activities           27,225      16,856
                                              ------------ -----------

Effect of exchange rates on cash                    3,768      13,581
                                              ------------ -----------

Increase (decrease) in cash and cash
 equivalents                                       82,841      (2,731)

Cash and cash equivalents at beginning of
 period                                           165,345     168,076
                                              ------------ -----------

Cash and cash equivalents at end of period    $   248,186  $  165,345
                                              ============ ===========


     CONTACT: Watson Wyatt Worldwide, Inc.
              Carl D. Mautz
              Chief Financial Officer
              (703) 258-7556